SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-MACDERMID INC.
          GAMCO ASSET MANAGEMENT INC.
                       2/13/07            2,000-           34.6400
                       2/13/07            1,500            34.6800
                       2/09/07           20,000            34.5983
                       2/09/07              200-           34.6200
                       2/07/07              400            34.6200
                       2/05/07              100            34.6600
          GABELLI FUNDS, LLC.
              GABELLI DIVIDEND & INCOME TRUST
                       2/12/07           50,000            34.6549
              THE GABELLI GLOBAL DEAL FUND
                       2/07/07           50,000            34.6200
                       2/06/07           50,000            34.6500
                       2/05/07          100,000            34.6600
              GABELLI ASSET FUND
                       2/15/07           28,800            34.6743
                       2/14/07           32,000            34.6703
              GABELLI CAPITAL ASSET FUND
                       2/12/07            3,900            34.6000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.